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Exhibit 23

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statements Nos. 33-3888, 333-23707, 333-80567 and 333-58032 of Mitek Systems, Inc. on Form S-8 of our report dated November 12, 2002, incorporated by reference in this Annual Report on Form 10-K of Mitek Systems, Inc. for the year ended September 30, 2002.

San Diego, California
December 19, 2002

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INDEPENDENT AUDITORS' CONSENT